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                                                                    EXHIBIT 99.3

                      BEFORE THE DEPARTMENT OF INSURANCE
                               STATE OF NEBRASKA


STATE OF NEBRASKA
DEPARTMENT OF INSURANCE,                               ORDER OF SUPERVISION AND
                                                       LIST OF REQUIREMENTS TO
vs.                                                    ABATE SUPERVISION

AMWEST SURETY INSURANCE                                CAUSE NO.: C-1242
COMPANY,

          RESPONDENT

     The duly appointed and qualified Director of Insurance for the State of Nebraska, L. Tim Wagner, ("Director"), acting under the authority of Neb. Rev.
                                                                     ---------
Stat. (S) 44-101 (Reissue 1998) and (S) 44-4801 et seq. (Reissue 1998) hereby
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considers the Consent to Supervision entered into by Amwest Surety Insurance
Company ("Amwest Surety"), on May 8, 2001, the same having been filed for approval and entry of an Order of Supervision. The Director, being fully advised in the premises, hereby finds, orders and concludes as follows:


                               FINDINGS OF FACT
                               ----------------

1. Amwest Surety is a Nebraska domestic property and casualty insurance company organized under the laws of Nebraska and authorized to do the business of insurance in Nebraska and various other jurisdictions. Amwest Surety's home office is 5230 Las Virgenes Road, Calabasas, CA 91302.

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2.   On Tuesday, May 8, 2001, the Department of Insurance filed a Notice of
Hearing pursuant to Neb. Rev. Stat. (S) 44-4809(5) (Reissue 1998) for purposes
                    ---------------
of commencing a supervision hearing under Neb. Rev. Stat. (S) 44-4809(2)(a).
                                          ---------------

3. Amwest Surety was informed of its right to a public hearing and consents to this Order of Supervision as reflected in the Consent to Supervision attached hereto.


                              CONCLUSIONS OF LAW
                              ------------------

     1. The State of Nebraska Department of Insurance has jurisdiction over the subject matter and over Amwest Surety Insurance Company,

     2. Grounds exist for placing Amwest Surety under supervision pursuant to Neb. Rev. Stat. (S) 44-4809.
          ---------------

     3. Amwest Surety's consent to supervision is reasonable and in accordance with Neb. Rev. Stat. (S) 44-4809(2)(a)(v).
               ---------------


                             ORDER OF SUPERVISION
                             --------------------

     NOW, THEREFORE, it is hereby ordered by the Director that:

1. The Consent to Supervision attached hereto entered into by Amwest Surety is hereby accepted and approved.

2. Amwest Surety is immediately placed under an Order of Supervision pursuant to Neb. Rev. Stat. (S) 44-4809 et seq.
   ---------------             ------

3.   David Krumm Chief Financial Examiner of the Nebraska Department of
Insurance is appointed as Supervisor. The Supervisor may appoint one or more Deputy Supervisors who shall have all powers and responsibilities granted by law, and expressly Neb. Rev. Stat. (S) 44-4801, 44-4809 et al.
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4.   Amwest Surety shall pay all costs incurred by the Supervisor and any Deputy
Supervisors in overseeing the operations of Amwest Surety.

5. During the period of supervision, Amwest Surety shall not undertake, engage in, commit to, initiate, or continue any activity beyond those that are routine to the day-to-day conduct of its business without the prior approval of the Director or Supervisor. Notwithstanding any preceding provision of this Order, and regardless of the monetary amount involved, the following activities are understood to be outside the routine day-to-day conduct of Amwest Surety's business, and in no event shall these activities be undertaken, engaged in, initiated or continued by Amwest Surety without the prior approval of the Director or Supervisor:

     (a) Dispose of, convey or encumber any of its assets or its business in force;

     (b)  Withdraw any funds from any of its bank accounts;

     (c)  Lend any of its funds;

     (d)  Invest any of its funds;

     (e)  Transfer any of its property;

     (f)  Incur any debt, obligation, or liability;

     (g)  Merge or consolidate with another company;

     (h)  Enter into any new reinsurance contract or treaty;

     (i)  Write or renew any insurance business;

     (j) Terminate, surrender, forfeit, convert, or lapse any insurance policy, certificate, or contract except for nonpayment of premiums due;

     (k) Release, pay, or refund premium deposits, accrued cash or loan values, unearned premiums, or other reserves on any insurance policy, certificate, or contract;

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     (l)  Make any material change in management; or

     (m) Increase salaries and benefits of officers or directors or make any preferential payment of bonuses, dividends, or other payments deemed preferential.

6. Nothing in this order shall preclude the Director from taking further immediate action as deemed in the best interest of Amwest Surety's policyholders and the public including commencement of further legal proceedings if and as necessary.


                   LIST OF REQUIREMENTS TO ABATE SUPERVISION
                   -----------------------------------------

     The Director hereby notifies Amwest Surety that it shall convene and conduct a hearing in no less than 60 days to determine whether Amwest Surety has complied with the following conditions as set forth in this Order. Those conditions are as follows:

     1. Amwest Surety is possessed of the minimum surplus and capital stock required by insurance laws;

     2. Amwest Surety has filed a risk-based capital plan and all necessary adjustments thereto as requested by the Director or Supervisor;

     3. Amwest Surety has filed periodic reports and monthly financial statements in the form and upon the dates requested by the Director or Supervisor; and,

     4. Amwest Surety's continued operation will not be hazardous to the public or holders of its policies or certificates.

     Should the Director find after hearing that Amwest Surety has failed to comply with any of the requirements set out above or has committed acts or is in the status or condition prohibited by Chapter 44 of Nebraska Revised Statutes, he may enter an Order applying the remedies and sanctions authorized by that Chapter or take such other action

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as he deems appropriate which is authorized by law,

     Dated and effective this 8/th/ day of May, 2001.

                                            L. Tim Wagner
                                            Director
                                            Nebraska Department of Insurance

                             CERTIFICATE OF SERVICE

     I hereby certify that a true and correct copy of the foregoing Order of Supervision and List of Requirements to Abate Supervision was served upon Jeffrey A. Shonka, President and Chief Operating Officer of Amwest Surety Insurance Company, 5230 Las Virgenes Rd., Calabasas, CA 91302 on this 8th day of May, 2001, by certified U.S. Mail, postage prepaid.

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